Audiovox to Acquire Thomson's Consumer Electronics Audio Video Business outside Europe Including the Worldwide Rights to the RCA Brand for Consumer Electronics
                              Audio Video Products

     o Purchase price is $19.7 million, plus a net asset payment, plus a five-year fee related to the RCA brand in the consumer electronics audio video product field.

     o Proposed acquisition to add approximately $150 million in annual sales as well as the ability to generate royalty income and should positively impact fiscal 2009 results.

     o    Company  to  acquire  the  rights  to  the  RCA  brand  for   consumer
          electronics audio video products.

HAUPPAUGE, NY, October 16th, 2007- -Audiovox Corporation (NASDAQ:VOXX) announced today that it has entered into a definitive agreement with Thomson to acquire its U.S., Canada, China and Hong Kong consumer electronics audio video business. As a result of the acquisition, Audiovox will acquire the rights to the RCA brand for consumer electronics audio video products. The Company anticipates this transaction will close by December 31, 2007.

Patrick Lavelle, President and CEO of Audiovox stated, "This acquisition adds the well respected RCA brand for a wide variety of consumer electronics audio video products to our brand portfolio and enhances our purchase of the RCA consumer electronics accessory business made earlier in the year."

Lavelle further stated, "In addition, this acquisition is in line with our announced M & A strategy of adding synergistic businesses to our core and leveraging existing overhead to assimilate them while adding minimal additional operational expenses."

In January 2007, Audiovox completed its acquisition of Thomon's America's consumer electronics accessory business for a total purchase price of approximately $59 million. This deal gave Audiovox the rights to the RCA brand for consumer electronics accessories. The acquisition also included the Recoton, Spikemaster, Ambico and Discwasher brands for use on any products and the Jensen, Advent, Acoustic Research and Road Gear brands for electronics products in 2003.

About  Audiovox
---------------
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics and accessories products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

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Safe Harbor Language
--------------------
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2007.

Company Contacts
----------------
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com


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